FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS 3Q23 DILUTED EPS OF $1.69, DILUTED EPS OF $1.79 EXCLUDING INVESTMENT LOSSES
3Q23 annualized linked-quarter, end-of-period loans and core deposits grew 10.1%

NASHVILLE, TN, Oct. 17, 2023 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $1.69 for the quarter ended Sept. 30, 2023, compared to net income per diluted common share of $1.91 for the quarter ended Sept. 30, 2022, a decrease of 11.5 percent. Net income per diluted common share was $5.99 for the nine months ended Sept. 30, 2023, compared to $5.42 for the nine months ended Sept. 30, 2022, an increase of approximately 10.5 percent.

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Diluted earnings per common share	$1.69	$2.54	$1.91	$5.99	$5.42
Adjustments:
Investment losses on sales of securities, net	0.13	0.13	—	0.26	—
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	(1.13)	—	(1.13)	—
Tax effect of above noted adjustments	(0.03)	0.25	—	0.22	—
Diluted earnings per common share after adjustments	$1.79	$1.79	$1.91	$5.34	$5.42
After considering the adjustments noted in the table above for the three months ended Sept. 30, 2023 and 2022, net income per diluted common share was $1.79, compared to $1.91 for the three months ended Sept. 30, 2022. Net income per diluted common share adjusted for the items noted in the table above was $5.34 for the nine months ended Sept. 30, 2023, compared to $5.42 for the nine months ended Sept. 30, 2022.
"Despite a volatile economic backdrop, our firm continues to benefit from our unmatched ability to attract talent and create raving clients that refuse to leave us," said M. Terry Turner, Pinnacle's president and chief executive officer. "We continued to deliver outsized growth to our already strong client deposit base, with our core deposits increasing by 10.1 percent annualized this quarter. The 2023 FDIC summary of deposits reflects significant market share growth over 2022 in all our major markets, validating both the exportability of our model and the sustainability of our outsized growth by taking market share from our larger, more vulnerable competitors.
"Additionally, during the quarter we continued to avoid certain asset classes and reduced our exposure in loan segments with elevated risks and expect that to continue for the next few quarters. Against that backdrop, we are also pleased that overall loan growth during the third quarter of 2023 was $790 million, or 10.1 percent linked-quarter annualized.
"We also added 29 revenue producers during the third quarter. Going forward, I have asked our line leadership to accelerate their efforts to recruit the best relationship bankers in our markets in order to seize on the vulnerabilities that exist at many of our larger competitors. It is this ability to attract market-leading revenue producers that enables us to continue compounding earnings and growing tangible book value more reliably than peers, even in a very challenging operating environment. Historically, our operating leverage has compared favorably to our peers; however, given the outsized number of non-revenue support hires we have invested in over the last few years, I would now expect our focus on recruiting more revenue producers to yield an even stronger operating leverage advantage for us as we move into 2024."

BALANCE SHEET GROWTH AND LIQUIDITY:

Total assets at Sept. 30, 2023 were $47.5 billion, an increase of approximately $6.5 billion from Sept. 30, 2022 and $647.8 million from June 30, 2023, reflecting a year-over-year increase of 15.9 percent and a linked-quarter annualized increase of 5.5 percent, respectively. A further analysis of select balance sheet trends follows:

	Balances at		Linked-Quarter Annualized % Change	Balances at	Year-over-Year % Change
(dollars in thousands)	Sept. 30, 2023	June 30, 2023		Sept. 30, 2022
Loans	$31,943,284	$31,153,290	10.1%	$27,711,694	15.3%
Securities	6,882,276	6,623,457	15.6%	6,481,018	6.2%
Other interest-earning assets	3,512,452	4,001,844	(48.9)%	2,225,435	57.8%
Total interest-earning assets	$42,338,012	$41,778,591	5.4%	$36,418,147	16.3%

Core deposits:
Noninterest-bearing deposits	$8,324,325	$8,436,799	(5.3)%	$10,567,873	(21.2)%
Interest-bearing core deposits(1)	25,282,458	24,343,968	15.4%	20,180,944	25.3%
Noncore deposits and other funding(2)	7,420,341	7,731,082	(16.1)%	4,444,868	66.9%
Total funding	$41,027,124	$40,511,849	5.1%	$35,193,685	16.6%
(1): Interest-bearing core deposits are interest-bearing deposits, money market accounts, time deposits less than $250,000 including reciprocating time and money market deposits.
(2): Noncore deposits and other funding consists of time deposits greater than $250,000, securities sold under agreements to repurchase, public funds, brokered deposits, FHLB advances and subordinated debt.

•Approximately 54 percent of third quarter 2023 loan growth was related to commercial and industrial and owner-occupied commercial real estate categories, two segments the firm intends to continue to emphasize for the remainder of 2023 and 2024.
•During the quarter ended Sept. 30, 2023, the firm acquired $583.6 million in floating rate US treasuries offset by the sale of $129.7 million in other investment securities, premium amortization and market value adjustments.
•On-balance sheet liquidity, defined as cash and cash equivalents plus unpledged securities, remained strong, totaling $7.4 billion as of Sept. 30, 2023, representing a $381 million decrease from the on-balance sheet liquidity level of $7.8 billion as of June 30, 2023.

"As we entered the third quarter, we expected three important deposit related trends to materialize for our firm," Turner said. "First, we believed that we would continue to grow our core deposit base more rapidly than peers. Our core deposits increased by 10.1 percent linked-quarter annualized in the third quarter, which we believe is exceptional in this environment. Second, we also believed the rate of decrease in noninterest bearing deposits should begin to subside, which it has. Demand deposit contraction in the third quarter was only $112.5 million, compared to $581.6 million and $794.3 million in the second and first quarters of 2023, respectively. And third, we expected the rate of increase in our overall deposit costs would lessen, which it did, having increased by 40 basis points in the third quarter, compared to 49 basis points and 63 basis points in the second and first quarters, respectively. We are pleased to see these three critical trends improve during the third quarter and are optimistic about continued improvement as we enter the fourth quarter of 2023."

PRE-TAX, PRE-PROVISION NET REVENUE (PPNR) GROWTH:

Pre-tax, pre-provision net revenues (PPNR) for the three and nine months ended Sept. 30, 2023 were $194.8 million and $662.4 million, respectively, a decrease of 7.8 percent and an increase of 17.1 percent, respectively, from the $211.3 million and $565.7 million, respectively, recognized in the three and nine months ended Sept. 30, 2022.

	Three months ended			Nine months ended
	Sept. 30,			Sept. 30,
(dollars in thousands)	2023	2022	% change	2023	2022	% change
Revenues:
Net interest income	$317,242	$305,784	3.7%	$944,866	$809,833	16.7%
Noninterest income	90,797	104,805	(13.4)%	354,165	333,803	6.1%
Total revenues	408,039	410,589	(0.6)%	1,299,031	1,143,636	13.6%
Noninterest expense	213,233	199,253	7.0%	636,601	577,952	10.1%
Pre-tax, pre-provision net revenue (PPNR)	194,806	211,336	(7.8)%	662,430	565,684	17.1%
Adjustments:
Investment losses (gains) on sales of securities, net	9,727	(217)	NM	19,688	(156)	NM
Gain on the sale of fixed assets as a result of sale leaseback	—	—	NM	(85,692)	—	NM
ORE expense (benefit)	33	(90)	NM	190	101	88.1%
Adjusted PPNR	$204,566	$211,029	(3.1)%	$596,616	$565,629	5.5%

•Revenue per fully diluted common share was $5.35 for the third quarter of 2023, compared to $6.43 for the second quarter of 2023 and $5.40 for the third quarter of 2022, a decline of 0.9 percent year-over-year. Excluding net losses on sales of investment securities and ORE expense, revenue per fully diluted share for the third quarter of 2023 was $5.49.
•Net interest income for the quarter ended Sept. 30, 2023 was $317.2 million, compared to $315.4 million for the second quarter of 2023 and $305.8 million for the third quarter of 2022, a year-over-year growth rate of 3.7 percent.
•Noninterest income for the quarter ended Sept. 30, 2023 was $90.8 million, compared to $173.8 million for the second quarter of 2023 and $104.8 million for the third quarter of 2022, a year-over-year decrease of 13.4 percent.
◦Gain on the sale of fixed assets was $87,000 for the quarter ended Sept. 30, 2023, compared to $85.7 million and $227,000, respectively, for the quarters ended June 30, 2023 and Sept. 30, 2022. The quarter ended June 30, 2023 included a gain on the sale of fixed assets as a result of the sale-leaseback transaction completed in the second quarter of 2023 of $85.7 million.
◦Net losses on the sale of investment securities were $9.7 million for the quarter ended Sept. 30, 2023, compared to $10.0 million in net losses for the quarter ended June 30, 2023 and $217,000 in net gains for the quarter ended Sept. 30, 2022.
◦Wealth management revenues, which include investment, trust and insurance services, were $22.8 million for the third quarter of 2023, compared to $24.1 million for the second quarter of 2023 and $19.4 million for the third quarter of 2022, a year-over-year increase of 17.3 percent.
◦During the third quarter of 2023, mortgage loans sold resulted in a $2.0 million net gain, compared to $1.6 million in the second quarter of 2023 and $1.1 million in the third quarter of 2022.

◦Income from the firm's investment in BHG was $25.0 million for the third quarter 2023, compared to $26.9 million for the second quarter of 2023 and $41.3 million for the third quarter of 2022, a year-over-year decline of 39.6 percent. The firm estimated that BHG's overall impact to Pinnacle's earnings for the first nine months of 2023 amounted to $0.52, down from $1.09 for the comparable period in 2022, in each case, after considering reasonable funding costs to support the investment. BHG's impact on Pinnacle's earnings declined from 20.2 percent of Pinnacle's 2022 total diluted earnings per common share to 8.6 percent of Pinnacle's 2023 total diluted earnings per share.
▪BHG's loan originations decreased to $1.0 billion in the third quarter 2023 compared to $1.1 billion in the second quarter of 2023 and $1.2 billion in the third quarter of 2022.
▪Loans sold to BHG's community bank partners were approximately $435 million in the third quarter 2023 compared to approximately $523 million in the second quarter of 2023 and $555 million in the third quarter of 2022. BHG also sold $564 million in loans to private investors during the third quarter of 2022 compared to $557 million in the second quarter of 2023 and $452 million in the third quarter of 2022.
▪BHG increased its reserves for on-balance sheet loan losses to $213.5 million, or 6.44 percent of loans held for investment at Sept. 30, 2023, compared to 5.99 percent at June 30, 2023. BHG decreased its accrual for losses attributable to loan substitutions and prepayments for loans previously sold through its community bank auction platform to $350.3 million, or 5.46 percent of the loans that have been previously sold and were unpaid, at Sept. 30, 2023 compared to 5.87 percent at June 30, 2023.
•Noninterest expense for the quarter ended Sept. 30, 2023 was $213.2 million, compared to $211.6 million in the second quarter of 2023 and $199.3 million in the third quarter of 2022, reflecting a year-over-year increase of 7.0 percent.
◦Salaries and employee benefits were $130.3 million in the third quarter of 2023, compared to $132.4 million in the second quarter of 2023 and $129.9 million in the third quarter of 2022, reflecting a slight year-over-year increase. The reduction in salaries and employee benefits expense on a linked-quarter basis was primarily due to the year-over-year decrease in the costs related to the firm's annual cash and equity incentive plans. Offsetting this decrease in part was the impact of an increase in full-time equivalent associates, to 3,329.5 at Sept. 30, 2023 from 3,184.5 at Sept. 30, 2022, a year-over-year increase of 4.6 percent.
◦Equipment and occupancy costs were $36.9 million in the third quarter of 2023, compared to $33.7 million in the second quarter of 2023 and $27.9 million in the third quarter of 2022, reflecting a year-over-year increase of 32.3 percent. Contributing to the year-over-year increase is the impact of the sale leaseback transaction completed in the second quarter of 2023.
◦Noninterest expense categories, other than those specifically noted above, were $46.0 million in the third quarter of 2023, compared to $45.5 million in the second quarter of 2023 and $41.5 million in the third quarter of 2022, reflecting a year-over-year increase of 10.9 percent.

"To grow net interest income in this environment on a linked-quarter basis is a great achievement," said Harold R. Carpenter, Pinnacle's chief financial officer. "The net reduction in fee income in the third quarter of 2023 compared to the second quarter was largely attributable to the $85.7 million gain on sale of fixed assets recognized in connection with a sale-leaseback transaction during the prior quarter.

"BHG had a stronger quarter than we originally anticipated. Even though their pipelines remain strong and credit costs improved during the quarter, our 2023 outlook for BHG remains essentially unchanged at this time. Thus, we believe BHG's fourth quarter results will not be as strong as the last two quarters. Excluding the impact of BHG, the sale-leaseback transaction in the second quarter and the bond losses experienced in the second and third quarters, third quarter fee income increased slightly over the second quarter."

SOUNDNESS AND PROFITABILITY:

	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net interest margin	3.06%	3.20%	3.47%	3.22%	3.18%
Efficiency ratio	52.26%	43.26%	48.53%	49.01%	50.54%
Return on average assets	1.08%	1.71%	1.42%	1.35%	1.40%
Return on average tangible common equity (TCE)	13.43%	21.06%	17.40%	16.62%	16.89%

	As of
	September 30, 2023	June 30, 2023	September 30, 2022
Shareholders' equity to total assets	12.3%	12.5%	13.0%
Average loan to deposit ratio	82.80%	84.94%	81.61%
Uninsured/uncollateralized deposits to total deposits	28.89%	28.31%	39.71%
Tangible common equity to tangible assets	8.2%	8.3%	8.3%
Book value per common share	$73.23	$73.32	$67.07
Tangible book value per common share	$48.78	$48.85	$42.44
Annualized net loan charge-offs to avg. loans (1)	0.23%	0.13%	0.16%
Nonperforming assets to total loans, ORE and other nonperforming assets (NPAs)	0.14%	0.15%	0.15%
Classified asset ratio (Pinnacle Bank) (2)	4.60%	3.30%	2.60%
Allowance for credit losses (ACL) to total loans	1.08%	1.08%	1.04%
(1): Annualized net loan charge-offs to average loans ratios are computed by annualizing quarterly net loan charge-offs and dividing the result by average loans for the quarter.
(2): Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.

•Net interest margin was 3.06 percent for the third quarter of 2023, compared to 3.20 percent for the second quarter of 2023 and 3.47 percent for the third quarter of 2022. Net interest margin increased to 3.22 percent for the nine months ended Sept. 30, 2023, compared to 3.18 percent for the nine months ended Sept. 30, 2022.
•Provision for credit losses was $26.8 million in the third quarter of 2023, compared to $31.7 million in the second quarter of 2023 and $27.5 million in the third quarter of 2022. Net charge-offs were $18.1 million for the quarter ended Sept. 30, 2023, compared to $9.8 million for the quarter ended June 30, 2023 and $11.0 million for the quarter ended Sept. 30, 2022. Annualized net charge-offs for the third quarter of 2023 were 0.23 percent.
•Nonperforming assets were $46.0 million at Sept. 30, 2023, compared to $47.4 million at June 30, 2023 and $41.9 million at Sept. 30, 2022, up 9.7 percent over the same quarter last year. The ratio of the allowance for credit losses to nonperforming loans at Sept. 30, 2023 was 806.0 percent, compared to 762.0 percent at June 30, 2023 and 844.5 percent at Sept. 30, 2022.
•Classified assets were $218.9 million at Sept. 30, 2023, compared to $153.9 million at June 30, 2023 and $107.9 at Sept. 30, 2022, up more than 100 percent over the same quarter last year.

"Although our net interest margin declined on a linked-quarter basis by approximately 14 basis points, we are pleased that the size of the decline was lower than what we experienced over the last several quarters," Carpenter said. "Increased deposit pricing and the continued reduction in our noninterest-bearing deposit account balances were again the primary contributors to our decreased net interest margin.
"Our investment securities portfolio, including both the held-to-maturity and available-for-sale portfolios, continues to perform well for us. Approximately 35 percent of our available-for-sale securities portfolio is effectively indexed to floating rates, which we consider to be a meaningful advantage. Despite this advantage, the impact of increased market interest rates on investment securities caused our accumulated other comprehensive loss to increase by $127 million this quarter, contributing to a slight decline in our tangible book value per share from $48.85 at June 30, 2023 to $48.78 at Sept. 30, 2023.
"Lastly, net charge-offs increased this quarter primarily due to a single loan acquired through our syndication platform. At June 30, 2023, we had placed this loan on nonperforming status and allocated approximately 50 percent of the loan to our allowance for credit losses. We were notified during the third quarter by the lead syndication bank that the borrower filed for bankruptcy protection, which prompted us to charge off substantially all of this loan, or $9.5 million, during the third quarter.
"Nevertheless, our asset quality metrics such as past due loans, classified assets and nonperforming loans continue to perform at historically low levels. Our strong credit culture, as well as operating in some of the best markets in the U.S., enable our portfolio to continue performing at peer-leading levels of classified and nonperforming loans."

BOARD OF DIRECTORS DECLARES DIVIDENDS

On Oct. 17, 2023, Pinnacle Financial's Board of Directors approved a quarterly cash dividend of $0.22 per common share to be paid on Nov. 24, 2023 to common shareholders of record as of the close of business on Nov. 3, 2023. Additionally, the Board of Directors approved a quarterly cash dividend of approximately $3.8 million, or $16.88 per share (or $0.422 per depositary share), on Pinnacle Financial's 6.75 percent Series B Non-Cumulative Perpetual Preferred Stock payable on Dec. 1, 2023 to shareholders of record at the close of business on Nov. 16, 2023. The amount and timing of any future dividend payments to both preferred and common shareholders will be subject to the approval of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. CDT on Oct. 18, 2023, to discuss third quarter 2023 results and other matters. To access the call for audio only, please call 1-877-209-7255. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm is the No. 1 bank in the Nashville-Murfreesboro-Franklin MSA according to 2023 deposit data from the FDIC, is listed by Forbes among the top 25 banks in the nation and earned a spot on the 2022 list of 100 Best Companies to Work For® in the U.S., its sixth consecutive appearance. Pinnacle was also listed in Fortune magazine as the second best company to work for in the U.S. for women. American Banker recognized Pinnacle as one of America’s Best Banks to Work For nine years in a row and No. 1 among banks with more than $11 billion in assets in 2021.

Pinnacle owns a 49 percent interest in Bankers Healthcare Group (BHG), which provides innovative, hassle-free financial solutions to healthcare practitioners and other professionals. Great Place to Work and FORTUNE ranked BHG No. 4 on its 2021 list of Best Workplaces in New York State in the small/medium business category.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $47.5 billion in assets as of Sept. 30, 2023. As the second-largest bank holding company in Tennessee, Pinnacle operates in 17 primarily urban markets and their surrounding communities.
Additional information concerning Pinnacle, which is included in the Nasdaq Financial-100 Index, can be accessed at www.pnfp.com.
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Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "anticipate," "intend," "may," "should," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of borrowers of Pinnacle Bank and its subsidiaries or BHG, including as a result of the negative impact of inflationary pressures on our and BHG's customers and their businesses, resulting in significant increases in loan losses and provisions for those losses and, in the case of BHG, substitutions; (ii) fluctuations or differences in interest rates on loans or deposits from those that Pinnacle Financial is modeling or anticipating, including as a result of Pinnacle Bank's inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve; (iii) the sale of investment securities in a loss position before their value recovers, including as a result of asset liability management strategies or in response to liquidity needs; (iv) adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout Tennessee, North Carolina, South Carolina, Georgia, Alabama, Virginia and Kentucky, particularly in commercial and residential real estate markets; (v) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the long-term historical growth rate of its, or such entities', loan portfolio; (vi) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when Pinnacle Bank is seeking to limit the rates it pays on deposits or uncertainty exists in the financial services sector; (vii) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (viii) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (ix) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Pinnacle Financial’s results, including as a result of the negative impact to net interest margin from rising deposit and other funding costs; (x) the results of regulatory examinations; (xi) BHG's ability to profitably grow its business and successfully execute on its business plans; (xii) risks of expansion into new geographic or product markets; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including goodwill or other intangible assets; (xiv) the ineffectiveness of Pinnacle Bank's hedging strategies, or the unexpected counterparty failure or hedge failure of the underlying hedges; (xv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xvi) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvii) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if Pinnacle Bank's level of applicable commercial real estate loans were to exceed percentage levels of total capital in guidelines recommended by its regulators; (xviii) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xix) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Bank contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xx) the possibility of increased compliance and operational costs as a result of increased regulatory oversight (including by the Consumer Financial Protection Bureau), including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients; (xi) Pinnacle Financial's ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions; (xii) difficulties and delays in integrating acquired businesses or fully realizing costs savings and other benefits from acquisitions; (xxiii) the risks associated with Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company or all or a portion of their ownership interests in BHG (triggering a similar sale by Pinnacle Bank); (xxiv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxv) fluctuations in the valuations of Pinnacle Financial's equity investments and the ultimate success of such investments; (xxvi) the availability of and access to capital; (xxvii) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions; and (xxviii) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K for the year ended December 31, 2022, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters
This release contains certain non-GAAP financial measures, including, without limitation, total revenues, net income to common shareholders, earnings per diluted common share, revenue per diluted common share, PPNR, efficiency ratio, noninterest expense, noninterest income and the ratio of noninterest expense to average assets, excluding in certain instances the impact of expenses related to other real estate owned, gains or losses on sale of investment securities, gains associated with the sale-leaseback transaction completed in the second quarter of 2023 and other matters for the accounting periods presented. This release may also contain certain other non-GAAP capital ratios and performance measures that exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue Bank, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure as well as the impact of Pinnacle Financial's Series B Preferred Stock. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2023 versus certain periods in 2022 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

(dollars in thousands, except for share and per share data)	September 30, 2023	December 31, 2022	September 30, 2022
ASSETS
Cash and noninterest-bearing due from banks	$279,652	$268,649	$168,010
Restricted cash	17,356	31,447	18,636
Interest-bearing due from banks	2,855,094	877,286	1,616,878
Cash and cash equivalents	3,152,102	1,177,382	1,803,524
Securities purchased with agreement to resell	500,000	513,276	528,999
Securities available-for-sale, at fair value	3,863,697	3,558,870	3,542,601
Securities held-to-maturity (fair value of $2.6 billion, $2.7 billion, and $2.5 billion, net of allowance for credit losses of $1.7 million, $1.6 million, and $1.6 million at Sept. 30, 2023, Dec. 31, 2022, and Sept. 30, 2022, respectively)	3,018,579	3,079,050	2,938,417
Consumer loans held-for-sale	119,489	42,237	45,509
Commercial loans held-for-sale	20,513	21,093	15,413
Loans	31,943,284	29,041,605	27,711,694
Less allowance for credit losses	(346,192)	(300,665)	(288,088)
Loans, net	31,597,092	28,740,940	27,423,606
Premises and equipment, net	252,669	327,885	320,273
Equity method investment	480,996	443,185	425,892
Accrued interest receivable	177,390	161,182	110,170
Goodwill	1,846,973	1,846,973	1,846,466
Core deposits and other intangible assets	29,216	34,555	35,666
Other real estate owned	2,555	7,952	7,787
Other assets	2,462,519	2,015,441	1,955,795
Total assets	$47,523,790	$41,970,021	$41,000,118
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$8,324,325	$9,812,744	$10,567,873
Interest-bearing	10,852,086	7,884,605	7,549,510
Savings and money market accounts	14,306,359	13,774,534	12,712,809
Time	4,813,039	3,489,355	2,859,857
Total deposits	38,295,809	34,961,238	33,690,049
Securities sold under agreements to repurchase	195,999	194,910	190,554
Federal Home Loan Bank advances	2,110,598	464,436	889,248
Subordinated debt and other borrowings	424,718	424,055	423,834
Accrued interest payable	67,442	19,478	10,202
Other liabilities	591,583	386,512	454,119
Total liabilities	41,686,149	36,450,629	35,658,006
Preferred stock, no par value, 10.0 million shares authorized; 225,000 shares non-cumulative perpetual preferred stock, Series B, liquidation preference $225.0 million, issued and outstanding at Sept. 30, 2023, Dec. 31, 2022, and Sept. 30, 2022, respectively	217,126	217,126	217,126
Common stock, par value $1.00; 180.0 million shares authorized; 76.8 million, 76.5 million and 76.4 million shares issued and outstanding at Sept. 30, 2023, Dec. 31, 2022, and Sept. 30, 2022, respectively	76,753	76,454	76,413
Additional paid-in capital	3,097,702	3,074,867	3,066,527
Retained earnings	2,745,934	2,341,706	2,224,736
Accumulated other comprehensive loss, net of taxes	(299,874)	(190,761)	(242,690)
Total shareholders' equity	5,837,641	5,519,392	5,342,112
Total liabilities and shareholders' equity	$47,523,790	$41,970,021	$41,000,118
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for share and per share data)	Three months ended			Nine months ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Interest income:
Loans, including fees	$508,963	$478,896	$315,935	$1,419,761	$795,164
Securities
Taxable	36,525	31,967	18,204	97,850	41,977
Tax-exempt	24,185	24,603	21,408	72,590	58,752
Federal funds sold and other	57,621	39,773	16,217	118,371	26,864
Total interest income	627,294	575,239	371,764	1,708,572	922,757
Interest expense:
Deposits	280,305	228,668	55,189	685,562	83,620
Securities sold under agreements to repurchase	1,071	783	182	2,449	320
FHLB advances and other borrowings	28,676	30,395	10,609	75,695	28,984
Total interest expense	310,052	259,846	65,980	763,706	112,924
Net interest income	317,242	315,393	305,784	944,866	809,833
Provision for credit losses	26,826	31,689	27,493	77,282	43,120
Net interest income after provision for credit losses	290,416	283,704	278,291	867,584	766,713
Noninterest income:
Service charges on deposit accounts	12,665	12,180	10,906	36,563	33,552
Investment services	13,253	14,174	10,780	39,022	34,676
Insurance sales commissions	2,882	3,252	2,928	10,598	9,518
Gains on mortgage loans sold, net	2,012	1,567	1,117	5,632	7,333
Investment losses (gains) on sales, net	(9,727)	(9,961)	217	(19,688)	156
Trust fees	6,640	6,627	5,706	19,696	17,744
Income from equity method investment	24,967	26,924	41,341	70,970	124,461
Gain on sale of fixed assets	87	85,724	227	85,946	425
Other noninterest income	38,018	33,352	31,583	105,426	105,938
Total noninterest income	90,797	173,839	104,805	354,165	333,803
Noninterest expense:
Salaries and employee benefits	130,344	132,443	129,910	398,495	378,373
Equipment and occupancy	36,900	33,706	27,886	100,959	80,343
Other real estate, net	33	58	(90)	190	101
Marketing and other business development	5,479	5,664	4,958	17,085	13,494
Postage and supplies	2,621	2,863	2,795	8,303	7,486
Amortization of intangibles	1,765	1,780	1,951	5,339	5,873
Other noninterest expense	36,091	35,127	31,843	106,230	92,282
Total noninterest expense	213,233	211,641	199,253	636,601	577,952
Income before income taxes	167,980	245,902	183,843	585,148	522,564
Income tax expense	35,377	48,603	35,185	117,975	99,669
Net income	132,603	197,299	148,658	467,173	422,895
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(11,394)	(11,394)
Net income available to common shareholders	$128,805	$193,501	$144,860	$455,779	$411,501
Per share information:
Basic net income per common share	$1.69	$2.55	$1.91	$6.00	$5.43
Diluted net income per common share	$1.69	$2.54	$1.91	$5.99	$5.42
Weighted average common shares outstanding:
Basic	76,044,182	76,030,081	75,761,930	75,998,965	75,723,129
Diluted	76,201,916	76,090,321	75,979,056	76,102,622	75,945,469
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(Unaudited)

(dollars and shares in thousands)	Preferred Stock Amount	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comp. Income (Loss), net	Total Shareholders' Equity
		Shares	Amounts
Balance at December 31, 2021	$217,126	76,143	$76,143	$3,045,802	$1,864,350	$107,186	$5,310,607
Exercise of employee common stock options & related tax benefits	—	14	14	264	—	—	278
Preferred dividends paid ($50.64 per share)	—	—	—	—	(11,394)	—	(11,394)
Common dividends paid ($0.66 per share)	—	—	—	—	(51,115)		(51,115)
Issuance of restricted common shares, net of forfeitures	—	207	207	(169)	—	—	38
Restricted shares withheld for taxes & related tax benefits	—	(46)	(46)	(4,657)	—	—	(4,703)
Issuance of common stock pursuant to restricted stock unit (RSU) and performance stock unit (PSU) agreements, net of shares withheld for taxes & related tax benefits	—	95	95	(5,595)	—	—	(5,500)
Compensation expense for restricted shares & performance stock units	—	—	—	30,882	—	—	30,882
Net income	—	—	—	—	422,895	—	422,895
Other comprehensive loss	—	—	—	—	—	(349,876)	(349,876)
Balance at Sept. 30, 2022	$217,126	76,413	$76,413	$3,066,527	$2,224,736	$(242,690)	$5,342,112

Balance at December 31, 2022	$217,126	76,454	$76,454	$3,074,867	$2,341,706	$(190,761)	$5,519,392
Exercise of employee common stock options & related tax benefits	—	40	40	931	—	—	971
Preferred dividends paid ($50.64 per share)	—	—	—	—	(11,394)	—	(11,394)
Common dividends paid ($0.66 per share)	—	—	—	—	(51,551)	—	(51,551)
Issuance of restricted common shares, net of forfeitures	—	219	219	(219)	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(53)	(53)	(3,712)	—	—	(3,765)
Issuance of common stock pursuant to RSU and PSU agreements, net of shares withheld for taxes & related tax benefits	—	93	93	(3,738)	—	—	(3,645)
Compensation expense for restricted shares & performance stock units	—	—	—	29,573	—	—	29,573
Net income	—	—	—	—	467,173	—	467,173
Other comprehensive loss	—	—	—	—	—	(109,113)	(109,113)
Balance at Sept. 30, 2023	$217,126	76,753	$76,753	$3,097,702	$2,745,934	$(299,874)	$5,837,641

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2023	2023	2023	2022	2022	2022
Balance sheet data, at quarter end:
Commercial and industrial loans	$11,307,611	10,983,911	10,723,327	10,241,362	9,748,994	9,295,808
Commercial real estate - owner occupied loans	3,944,616	3,845,359	3,686,796	3,587,257	3,426,271	3,243,018
Commercial real estate - investment loans	5,957,426	5,682,652	5,556,484	5,277,454	5,122,127	4,909,598
Commercial real estate - multifamily and other loans	1,490,184	1,488,236	1,331,249	1,265,165	1,042,854	951,998
Consumer real estate - mortgage loans	4,768,780	4,692,673	4,531,285	4,435,046	4,271,913	4,047,051
Construction and land development loans	3,942,143	3,904,774	3,909,024	3,679,498	3,548,970	3,386,866
Consumer and other loans	532,524	555,685	559,706	555,823	550,565	498,757
Total loans	31,943,284	31,153,290	30,297,871	29,041,605	27,711,694	26,333,096
Allowance for credit losses	(346,192)	(337,459)	(313,841)	(300,665)	(288,088)	(272,483)
Securities	6,882,276	6,623,457	6,878,831	6,637,920	6,481,018	6,553,893
Total assets	47,523,790	46,875,982	45,119,587	41,970,021	41,000,118	40,121,292
Noninterest-bearing deposits	8,324,325	8,436,799	9,018,439	9,812,744	10,567,873	11,058,198
Total deposits	38,295,809	37,722,661	36,178,553	34,961,238	33,690,049	32,595,303
Securities sold under agreements to repurchase	195,999	163,774	149,777	194,910	190,554	199,585
FHLB advances	2,110,598	2,200,917	2,166,508	464,436	889,248	1,289,059
Subordinated debt and other borrowings	424,718	424,497	424,276	424,055	423,834	423,614
Total shareholders' equity	5,837,641	5,843,759	5,684,128	5,519,392	5,342,112	5,315,239
Balance sheet data, quarterly averages:
Total loans	$31,529,854	30,882,205	29,633,640	28,402,197	27,021,031	25,397,389
Securities	6,801,285	6,722,247	6,765,126	6,537,262	6,542,026	6,446,774
Federal funds sold and other	4,292,956	3,350,705	2,100,757	1,828,588	2,600,978	2,837,679
Total earning assets	42,624,095	40,955,157	38,499,523	36,768,047	36,164,035	34,681,842
Total assets	47,266,199	45,411,961	42,983,854	41,324,251	40,464,649	38,780,786
Noninterest-bearing deposits	8,515,733	8,599,781	9,332,317	10,486,233	10,926,069	10,803,439
Total deposits	38,078,665	36,355,859	35,291,775	34,177,281	33,108,415	31,484,100
Securities sold under agreements to repurchase	184,681	162,429	219,082	199,610	215,646	216,846
FHLB advances	2,132,638	2,352,045	1,130,356	701,813	1,010,865	1,095,531
Subordinated debt and other borrowings	426,855	426,712	426,564	427,503	426,267	427,191
Total shareholders' equity	5,898,196	5,782,239	5,605,604	5,433,274	5,403,244	5,316,219
Statement of operations data, for the three months ended:
Interest income	$627,294	575,239	506,039	451,178	371,764	292,376
Interest expense	310,052	259,846	193,808	131,718	65,980	27,802
Net interest income	317,242	315,393	312,231	319,460	305,784	264,574
Provision for credit losses	26,826	31,689	18,767	24,805	27,493	12,907
Net interest income after provision for credit losses	290,416	283,704	293,464	294,655	278,291	251,667
Noninterest income	90,797	173,839	89,529	82,321	104,805	125,502
Noninterest expense	213,233	211,641	211,727	202,047	199,253	196,038
Income before income taxes	167,980	245,902	171,266	174,929	183,843	181,131
Income tax expense	35,377	48,603	33,995	37,082	35,185	36,004
Net income	132,603	197,299	137,271	137,847	148,658	145,127
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)
Net income available to common shareholders	$128,805	193,501	133,473	134,049	144,860	141,329
Profitability and other ratios:
Return on avg. assets (1)	1.08%	1.71%	1.26%	1.29%	1.42%	1.46%
Return on avg. equity (1)	8.66%	13.42%	9.66%	9.79%	10.64%	10.66%
Return on avg. common equity (1)	9.00%	13.95%	10.05%	10.20%	11.08%	11.12%
Return on avg. tangible common equity (1)	13.43%	21.06%	15.43%	15.95%	17.40%	17.62%
Common stock dividend payout ratio (14)	11.35%	11.04%	12.07%	12.26%	12.34%	12.63%
Net interest margin (2)	3.06%	3.20%	3.40%	3.60%	3.47%	3.17%
Noninterest income to total revenue (3)	22.25%	35.53%	22.28%	20.49%	25.53%	32.17%
Noninterest income to avg. assets (1)	0.76%	1.54%	0.84%	0.79%	1.03%	1.30%
Noninterest exp. to avg. assets (1)	1.79%	1.87%	2.00%	1.94%	1.95%	2.03%
Efficiency ratio (4)	52.26%	43.26%	52.70%	50.29%	48.53%	50.26%
Avg. loans to avg. deposits	82.80%	84.94%	83.97%	83.10%	81.61%	80.67%
Securities to total assets	14.48%	14.13%	15.25%	15.82%	15.81%	16.34%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	September 30, 2023			September 30, 2022
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$31,529,854	$508,963	6.50%	$27,021,031	$315,935	4.73%
Securities
Taxable	3,542,383	36,525	4.09%	3,436,460	18,204	2.10%
Tax-exempt (2)	3,258,902	24,185	3.51%	3,105,566	21,408	3.28%
Interest-bearing due from banks	3,553,640	51,109	5.71%	1,491,338	8,666	2.31%
Resell agreements	503,153	3,258	2.57%	920,786	5,616	2.42%
Federal funds sold	—	—	—%	—	—	—%
Other	236,163	3,254	5.47%	188,854	1,935	4.06%
Total interest-earning assets	42,624,095	$627,294	5.95%	36,164,035	$371,764	4.20%
Nonearning assets
Intangible assets	1,877,340			1,883,350
Other nonearning assets	2,764,764			2,417,264
Total assets	$47,266,199			$40,464,649

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	10,414,869	98,974	3.77%	6,763,990	18,008	1.06%
Savings and money market	14,131,277	128,453	3.61%	12,765,435	29,347	0.91%
Time	5,016,786	52,878	4.18%	2,652,921	7,834	1.17%
Total interest-bearing deposits	29,562,932	280,305	3.76%	22,182,346	55,189	0.99%
Securities sold under agreements to repurchase	184,681	1,071	2.30%	215,646	182	0.34%
Federal Home Loan Bank advances	2,132,638	22,710	4.22%	1,010,865	5,762	2.26%
Subordinated debt and other borrowings	426,855	5,966	5.54%	426,267	4,847	4.51%
Total interest-bearing liabilities	32,307,106	310,052	3.81%	23,835,124	65,980	1.10%
Noninterest-bearing deposits	8,515,733	—	—	10,926,069	—	—
Total deposits and interest-bearing liabilities	40,822,839	$310,052	3.01%	34,761,193	$65,980	0.75%
Other liabilities	545,164			300,212
Shareholders' equity	5,898,196			5,403,244
Total liabilities and shareholders' equity	$47,266,199			$40,464,649
Net interest income		$317,242			$305,784
Net interest spread (3)			2.14%			3.10%
Net interest margin (4)			3.06%			3.47%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $12.0 million of taxable equivalent income for the three months ended September 30, 2023 compared to $10.8 million for the three months ended September 30, 2022. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the three months ended September 30, 2023 would have been 2.94% compared to a net interest spread of 3.44% for the three months ended September 30, 2022.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Nine months ended			Nine months ended
	September 30, 2023			September 30, 2022
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$30,688,846	$1,419,761	6.27%	$25,433,939	$795,164	4.27%
Securities
Taxable	3,482,068	97,850	3.76%	3,400,046	41,977	1.65%
Tax-exempt (2)	3,280,951	72,590	3.53%	2,978,901	58,752	3.18%
Interest-bearing due from banks	2,522,300	100,275	5.32%	2,050,401	12,580	0.82%
Resell agreements	508,467	9,960	2.62%	1,175,119	10,674	1.21%
Federal funds sold	—	—	—%	—	—	—%
Other	225,402	8,136	4.83%	179,293	3,610	2.69%
Total interest-earning assets	40,708,034	$1,708,572	5.72%	35,217,699	$922,757	3.61%
Nonearning assets
Intangible assets	1,879,100			1,876,614
Other nonearning assets	2,649,291			2,206,600
Total assets	$45,236,425			$39,300,913

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	9,199,603	227,263	3.30%	6,560,068	26,741	0.54%
Savings and money market	14,063,699	335,997	3.19%	12,479,841	43,542	0.47%
Time	4,509,386	122,302	3.63%	2,272,063	13,337	0.78%
Total interest-bearing deposits	27,772,688	685,562	3.30%	21,311,972	83,620	0.52%
Securities sold under agreements to repurchase	188,605	2,449	1.74%	204,251	320	0.21%
Federal Home Loan Bank advances	1,875,351	58,284	4.16%	998,828	15,467	2.07%
Subordinated debt and other borrowings	426,711	17,411	5.46%	431,681	13,517	4.19%
Total interest-bearing liabilities	30,263,355	763,706	3.37%	22,946,732	112,924	0.66%
Noninterest-bearing deposits	8,812,953	—	—	10,737,610	—	—
Total deposits and interest-bearing liabilities	39,076,308	$763,706	2.61%	33,684,342	$112,924	0.45%
Other liabilities	396,965			266,018
Shareholders' equity	5,763,152			5,350,553
Total liabilities and shareholders' equity	$45,236,425			$39,300,913
Net interest income		$944,866			$809,833
Net interest spread (3)			2.35%			2.95%
Net interest margin (4)			3.22%			3.18%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $34.1 million of taxable equivalent income for the nine months ended September 30, 2023 compared to $28.8 million for the nine months ended September 30, 2022. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the nine months ended September 30, 2023 would have been 3.11% compared to a net interest spread of 3.16% for the nine months ended September 30, 2022.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2023	2023	2023	2022	2022	2022
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$42,950	44,289	36,988	38,116	34,115	15,459
ORE and other nonperforming assets (NPAs)	3,019	3,105	7,802	7,952	7,787	8,237
Total nonperforming assets	$45,969	47,394	44,790	46,068	41,902	23,696
Past due loans over 90 days and still accruing interest	$4,969	5,257	5,284	4,406	6,757	3,840
Accruing purchase credit deteriorated loans	$7,010	7,415	7,684	8,060	8,759	9,194
Net loan charge-offs	$18,093	9,771	7,291	11,729	10,983	877
Allowance for credit losses to nonaccrual loans	806.0%	762.0%	848.5%	788.8%	844.5%	1,762.6%
As a percentage of total loans:
Past due accruing loans over 30 days	0.16%	0.14%	0.14%	0.15%	0.13%	0.11%
Potential problem loans	0.42%	0.32%	0.22%	0.19%	0.21%	0.32%
Allowance for credit losses	1.08%	1.08%	1.04%	1.04%	1.04%	1.03%
Nonperforming assets to total loans, ORE and other NPAs	0.14%	0.15%	0.15%	0.16%	0.15%	0.09%
Classified asset ratio (Pinnacle Bank) (6)	4.6%	3.3%	2.7%	2.4%	2.6%	2.9%
Annualized net loan charge-offs to avg. loans (5)	0.23%	0.13%	0.10%	0.17%	0.16%	0.01%

Interest rates and yields:
Loans	6.50%	6.30%	6.00%	5.54%	4.73%	4.07%
Securities	3.81%	3.66%	3.47%	3.19%	2.66%	2.29%
Total earning assets	5.95%	5.74%	5.45%	5.02%	4.20%	3.49%
Total deposits, including non-interest bearing	2.92%	2.52%	2.03%	1.40%	0.66%	0.23%
Securities sold under agreements to repurchase	2.30%	1.93%	1.10%	0.94%	0.34%	0.15%
FHLB advances	4.22%	4.20%	3.94%	3.04%	2.26%	1.92%
Subordinated debt and other borrowings	5.54%	5.44%	5.38%	4.98%	4.51%	4.04%
Total deposits and interest-bearing liabilities	3.01%	2.65%	2.12%	1.47%	0.75%	0.34%

Capital and other ratios (6):
Pinnacle Financial ratios:
Shareholders' equity to total assets	12.3%	12.5%	12.6%	13.2%	13.0%	13.2%
Common equity Tier one	10.3%	10.2%	9.9%	10.0%	10.0%	10.2%
Tier one risk-based	10.9%	10.8%	10.5%	10.5%	10.7%	10.9%
Total risk-based	12.8%	12.7%	12.4%	12.4%	12.6%	12.9%
Leverage	9.4%	9.5%	9.6%	9.7%	9.7%	9.8%
Tangible common equity to tangible assets	8.2%	8.3%	8.3%	8.5%	8.3%	8.4%
Pinnacle Bank ratios:
Common equity Tier one	11.2%	11.1%	10.8%	10.9%	11.1%	11.0%
Tier one risk-based	11.2%	11.1%	10.8%	10.9%	11.1%	11.0%
Total risk-based	12.0%	11.9%	11.6%	11.6%	11.8%	11.7%
Leverage	9.7%	9.8%	9.9%	10.1%	10.1%	9.9%
Construction and land development loans as a percentage of total capital (17)	83.1%	84.5%	88.5%	85.9%	85.4%	87.4%
Non-owner occupied commercial real estate and multi-family as a percentage of total capital (17)	256.4%	256.7%	261.1%	249.6%	244.0%	250.2%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	September	June	March	December	September	June
	2023	2023	2023	2022	2022	2022

Per share data:
Earnings per common share – basic	$1.69	2.55	1.76	1.77	1.91	1.87
Earnings per common share - basic, excluding non-GAAP adjustments	$1.79	1.80	1.76	1.77	1.91	1.87
Earnings per common share – diluted	$1.69	2.54	1.76	1.76	1.91	1.86
Earnings per common share - diluted, excluding non-GAAP adjustments	$1.79	1.79	1.76	1.76	1.91	1.86
Common dividends per share	$0.22	0.22	0.22	0.22	0.22	0.22
Book value per common share at quarter end (7)	$73.23	73.32	71.24	69.35	67.07	66.74
Tangible book value per common share at quarter end (7)	$48.78	48.85	46.75	44.74	42.44	42.08
Revenue per diluted common share	$5.35	6.43	5.28	5.27	5.40	5.14
Revenue per diluted common share, excluding non-GAAP adjustments	$5.48	5.43	5.28	5.27	5.40	5.14

Investor information:
Closing sales price of common stock on last trading day of quarter	$67.04	56.65	55.16	73.40	81.10	72.31
High closing sales price of common stock during quarter	$75.95	57.93	82.79	87.81	87.66	91.42
Low closing sales price of common stock during quarter	$56.41	46.17	52.51	70.74	68.68	68.56

Closing sales price of depositary shares on last trading day of quarter	$22.70	23.75	24.15	25.35	25.33	25.19
High closing sales price of depositary shares during quarter	$23.85	24.90	25.71	25.60	26.23	26.44
Low closing sales price of depositary shares during quarter	$21.54	19.95	20.77	23.11	24.76	24.75

Other information:
Residential mortgage loan sales:
Gross loans sold	$198,247	192,948	120,146	134,514	181,139	239,736
Gross fees (8)	$4,350	4,133	2,795	3,149	3,189	6,523
Gross fees as a percentage of loans originated	2.19%	2.14%	2.33%	2.34%	1.76%	2.72%
Net gain (loss) on residential mortgage loans sold	$2,012	1,567	2,053	(65)	1,117	2,150
Investment gains (losses) on sales of securities, net (13)	$(9,727)	(9,961)	—	—	217	—
Brokerage account assets, at quarter end (9)	$9,041,716	9,007,230	8,634,339	8,049,125	7,220,405	6,761,480
Trust account managed assets, at quarter end	$5,047,128	5,084,592	4,855,951	4,560,752	4,162,639	4,207,406
Core deposits (10)	$33,606,783	32,780,767	32,054,111	31,301,077	30,748,817	30,011,444
Core deposits to total funding (10)	81.9%	80.9%	82.4%	86.8%	87.4%	87.0%
Risk-weighted assets	$39,527,086	38,853,588	38,117,659	36,216,901	35,281,315	33,366,074
Number of offices	128	127	126	123	120	119
Total core deposits per office	$262,553	258,116	254,398	254,480	256,240	252,197
Total assets per full-time equivalent employee	$14,274	14,166	13,750	12,948	12,875	13,052
Annualized revenues per full-time equivalent employee	$486.2	593.0	496.5	491.8	511.5	509.0
Annualized expenses per full-time equivalent employee	$254.1	256.5	261.7	247.3	248.2	255.8
Number of employees (full-time equivalent)	3,329.5	3,309.0	3,281.5	3,241.5	3,184.5	3,074.0
Associate retention rate (11)	93.6%	94.1%	93.8%	93.8%	93.6%	93.3%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Nine months ended
(dollars in thousands, except per share data)	September	June	September	September	September
	2023	2023	2022	2023	2022

Net interest income	$317,242	315,393	305,784	944,866	809,833

Noninterest income	90,797	173,839	104,805	354,165	333,803
Total revenues	408,039	489,232	410,589	1,299,031	1,143,636
Less: Investment losses (gains) on sales of securities, net	9,727	9,961	(217)	19,688	(156)
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	(85,692)	—	(85,692)	—
Total revenues excluding the impact of adjustments noted above	$417,766	413,501	410,372	1,233,027	1,143,480

Noninterest expense	$213,233	211,641	199,253	636,601	577,952
Less: ORE expense (benefit)	33	58	(90)	190	101
Noninterest expense excluding the impact of adjustments noted above	$213,200	211,583	199,343	636,411	577,851

Pre-tax income	$167,980	245,902	183,843	585,148	522,564
Provision for credit losses	26,826	31,689	27,493	77,282	43,120
Pre-tax pre-provision net revenue	194,806	277,591	211,336	662,430	565,684
Less: Adjustments noted above	9,760	(75,673)	(307)	(65,814)	(55)
Adjusted pre-tax pre-provision net revenue (12)	$204,566	201,918	211,029	596,616	565,629

Noninterest income	$90,797	173,839	104,805	354,165	333,803
Less: Adjustments noted above	9,727	(75,731)	(217)	(66,004)	(156)
Noninterest income excluding the impact of adjustments noted above	$100,524	98,108	104,588	288,161	333,647

Efficiency ratio (4)	52.26%	43.26%	48.53%	49.01%	50.54%
Adjustments noted above	(1.23)%	7.91%	0.05%	2.60%	(0.01)%
Efficiency ratio excluding adjustments noted above (4)	51.03%	51.17%	48.58%	51.61%	50.53%

Total average assets	$47,266,199	45,411,961	40,464,649	45,236,425	39,300,913

Noninterest income to average assets (1)	0.76%	1.54%	1.03%	1.05%	1.14%
Less: Adjustments noted above	0.08%	(0.67)%	—%	(0.20)%	—%
Noninterest income (excluding adjustments noted above) to average assets (1)	0.84%	0.87%	1.03%	0.85%	1.14%

Noninterest expense to average assets (1)	1.79%	1.87%	1.95%	1.88%	1.97%
Adjustments as noted above	—%	—%	—%	—%	—%
Noninterest expense (excluding adjustments noted above) to average assets (1)	1.79%	1.87%	1.95%	1.88%	1.97%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	September	June	March	December	September	June
	2023	2023	2023	2022	2022	2022
Net income available to common shareholders	$128,805	193,501	133,473	134,049	144,860	141,329
Investment (gains) losses on sales of securities, net	9,727	9,961	—	—	(217)	—
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	(85,692)	—	—	—	—
ORE expense (benefit)	33	58	99	179	(90)	86
Tax effect on adjustments noted above (16)	(2,440)	18,918	(25)	(47)	80	(22)
Net income available to common shareholders excluding adjustments noted above	$136,125	136,746	133,547	134,181	144,633	141,393

Basic earnings per common share	$1.69	2.55	1.76	1.77	1.91	1.87
Adjustment due to investment (gains) losses on sales of securities, net	0.13	0.13	—	—	—	—
Adjustment due to gain on sale of fixed assets as a result of sale-leaseback transaction	—	(1.13)	—	—	—	—
Adjustment due to ORE expense (benefit)	—	—	—	—	—	—
Adjustment due to tax effect on adjustments noted above (16)	(0.03)	0.25	—	—	—	—
Basic earnings per common share excluding adjustments noted above	$1.79	1.80	1.76	1.77	1.91	1.87

Diluted earnings per common share	$1.69	2.54	1.76	1.76	1.91	1.86
Adjustment due to investment (gains) losses on sales of securities, net	0.13	0.13	—	—	—	—
Adjustment due to gain on sale of fixed assets as a result of sale-leaseback transaction	—	(1.13)	—	—	—	—
Adjustment due to ORE expense (benefit)	—	—	—	—	—	—
Adjustment due to tax effect on adjustments noted above (16)	(0.03)	0.25	—	—	—	—
Diluted earnings per common share excluding the adjustments noted above	$1.79	1.79	1.76	1.76	1.91	1.86

Revenue per diluted common share	$5.35	6.43	5.28	5.27	5.40	5.14
Adjustments due to revenue-impacting items as noted above	0.13	(1.00)	—	—	—	—
Revenue per diluted common share excluding adjustments due to revenue-impacting items as noted above	$5.48	5.43	5.28	5.27	5.40	5.14

Book value per common share at quarter end (7)	$73.23	73.32	71.24	69.35	67.07	66.74
Adjustment due to goodwill, core deposit and other intangible assets	(24.45)	(24.47)	(24.49)	(24.61)	(24.63)	(24.66)
Tangible book value per common share at quarter end (7)	$48.78	48.85	46.75	44.74	42.44	42.08

Equity method investment (15)
Fee income from BHG, net of amortization	$24,967	26,924	19,079	21,005	41,341	49,465
Funding cost to support investment	6,546	6,005	5,768	5,438	4,680	3,887
Pre-tax impact of BHG	18,421	20,919	13,311	15,567	36,661	45,578
Income tax expense at statutory rates (16)	4,605	5,230	3,328	4,069	9,583	11,914
Earnings attributable to BHG	$13,816	15,689	9,983	11,498	27,078	33,664

Basic earnings per common share attributable to BHG	$0.18	0.21	0.13	0.15	0.36	0.44
Diluted earnings per common share attributable to BHG	$0.18	0.21	0.13	0.15	0.36	0.44

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Nine months ended
(dollars in thousands, except per share data)	Sept. 30,
	2023	2022
Net income available to common shareholders	$455,779	411,501
Investment losses on sales of securities, net	19,688	(156)
Gain on sale of fixed assets as a result of sale-leaseback transaction	(85,692)	—
ORE expense	190	101
Tax effect on adjustments noted above (16)	16,454	14
Net income available to common shareholders excluding adjustments noted above	$406,419	411,460

Basic earnings per common share	$6.00	5.43
Adjustment due to investment losses on sales of securities, net	0.26	—
Adjustment due to gain on sale of fixed assets as a result of sale-leaseback transaction	(1.13)	—
Adjustment due to ORE expense	—	—
Adjustment due to tax effect on adjustments noted above (16)	0.22	—
Basic earnings per common share excluding adjustments noted above	$5.35	5.43

Diluted earnings per common share	5.99	5.42
Adjustment due to investment losses on sales of securities, net	0.26	—
Adjustment due to gain on sale of fixed assets as a result of sale-leaseback transaction	(1.13)	—
Adjustment due to ORE expense	—	—
Adjustment due to tax effect on adjustments noted above (16)	0.22	—
Diluted earnings per common share excluding the adjustments noted above	$5.34	5.42

Revenue per diluted common share	$17.07	15.06
Adjustments due to revenue-impacting items as noted above	(0.87)	—
Revenue per diluted common share excluding adjustments due to revenue-impacting items noted above	$16.20	15.06

Equity method investment (15)
Fee income from BHG, net of amortization	$70,970	124,461
Funding cost to support investment	18,332	12,102
Pre-tax impact of BHG	52,638	112,359
Income tax expense at statutory rates (16)	13,160	29,371
Earnings attributable to BHG	$39,478	82,988

Basic earnings per common share attributable to BHG	$0.52	1.10
Diluted earnings per common share attributable to BHG	$0.52	1.09

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Nine months ended
(dollars in thousands, except per share data)	September	June	September	September	September
	2023	2023	2022	2023	2022

Return on average assets (1)	1.08%	1.71%	1.42%	1.35%	1.40%
Adjustments as noted above	0.06%	(0.50)%	—%	(0.15)%	—%
Return on average assets excluding adjustments noted above (1)	1.14%	1.21%	1.42%	1.20%	1.40%

Tangible assets:
Total assets	$47,523,790	46,875,982	41,000,118	$47,523,790	41,000,118
Less: Goodwill	(1,846,973)	(1,846,973)	(1,846,466)	(1,846,973)	(1,846,466)
Core deposit and other intangible assets	(29,216)	(30,981)	(35,666)	(29,216)	(35,666)
Net tangible assets	$45,647,601	44,998,028	39,117,986	$45,647,601	39,117,986

Tangible common equity:
Total shareholders' equity	$5,837,641	5,843,759	5,342,112	$5,837,641	5,342,112
Less: Preferred shareholders' equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Total common shareholders' equity	5,620,515	5,626,633	5,124,986	5,620,515	5,124,986
Less: Goodwill	(1,846,973)	(1,846,973)	(1,846,466)	(1,846,973)	(1,846,466)
Core deposit and other intangible assets	(29,216)	(30,981)	(35,666)	(29,216)	(35,666)
Net tangible common equity	$3,744,326	3,748,679	3,242,854	$3,744,326	3,242,854

Ratio of tangible common equity to tangible assets	8.20%	8.33%	8.29%	8.20%	8.29%

Average tangible assets:
Average assets	$47,266,199	45,411,961	40,464,649	$45,236,425	39,300,913
Less: Average goodwill	(1,846,973)	(1,846,973)	(1,846,466)	(1,846,973)	(1,842,777)
Average core deposit and other intangible assets	(30,367)	(32,135)	(36,884)	(32,127)	(33,837)
Net average tangible assets	$45,388,859	43,532,853	38,581,299	$43,357,325	37,424,299

Return on average assets (1)	1.08%	1.71%	1.42%	1.35%	1.40%
Adjustment due to goodwill, core deposit and other intangible assets	0.05%	0.07%	0.07%	0.06%	0.07%
Return on average tangible assets (1)	1.13%	1.78%	1.49%	1.41%	1.47%
Adjustments as noted above	0.06%	(0.52)%	—%	(0.16)%	—%
Return on average tangible assets excluding adjustments noted above (1)	1.19%	1.26%	1.49%	1.25%	1.47%

Average tangible common equity:
Average shareholders' equity	$5,898,196	5,782,239	5,403,244	$5,763,152	5,350,553
Less: Average preferred equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Average common equity	5,681,070	5,565,113	5,186,118	5,546,026	5,133,427
Less: Average goodwill	(1,846,973)	(1,846,973)	(1,846,466)	(1,846,973)	(1,842,777)
Average core deposit and other intangible assets	(30,367)	(32,135)	(36,884)	(32,127)	(33,837)
Net average tangible common equity	$3,803,730	3,686,005	3,302,768	$3,666,926	3,256,813

Return on average equity (1)	8.66%	13.42%	10.64%	10.57%	10.28%
Adjustment due to average preferred shareholders' equity	0.34%	0.53%	0.44%	0.42%	0.44%
Return on average common equity (1)	9.00%	13.95%	11.08%	10.99%	10.72%
Adjustment due to goodwill, core deposit and other intangible assets	4.43%	7.11%	6.32%	5.63%	6.17%
Return on average tangible common equity (1)	13.43%	21.06%	17.40%	16.62%	16.89%
Adjustments as noted above	0.77%	(6.18)%	(0.03)%	(1.80)%	—%
Return on average tangible common equity excluding adjustments noted above (1)	14.20%	14.88%	17.37%	14.82%	16.89%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
6. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total shareholders' equity as a percentage of end of period assets.
Tangible common equity to tangible assets - End of period total shareholders' equity less end of period preferred stock, goodwill, core deposit and other intangibles as a percentage of end of period assets less end of period goodwill, core deposit and other intangibles.
Leverage – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier I risk-based – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
Tier I common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
7. Book value per common share computed by dividing total common shareholders' equity by common shares outstanding. Tangible book value per common share computed by dividing total common shareholders' equity, less goodwill, core deposit and other intangibles by common shares outstanding.
8. Amounts are included in the statement of income in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
9. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
10. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
11. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end.
12. Adjusted pre-tax, pre-provision net revenue excludes the impact of ORE expenses and income, investment gains and losses on sales of securities and gain on sale of fixed assets as a result of the sale-leaseback transaction.
13. Represents investment gains (losses) on sales and impairments, net occurring as a result of gains or losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.
14. The dividend payout ratio is calculated as the sum of the annualized dividend rate for dividends paid on common shares divided by the trailing 12-months fully diluted earnings per common share as of the dividend declaration date.
15. Earnings from equity method investment includes the impact of the funding costs of the overall franchise calculated using the firm's subordinated and other borrowing rates. Income tax expense is calculated using statutory tax rates.
16. Tax effect calculated using the blended statutory rate of 25.00 percent for 2023. For periods prior to 2023, tax effect calculated using the blended statutory rate of 26.14 percent.
17. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.